CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to Registration Statement No. 33-26305 on Form N-1A of our report dated February 27, 2009 relating to the financial statements and financial highlights of BlackRock Index Equity Portfolio of BlackRock Funds (“the Portfolio”) appearing in the Annual Report on Form N-CSR of the Portfolio for the year ended December 31, 2008 and of our report dated February 27, 2009, relating to the financial statements and financial highlights of Master S&P 500 Index Series of Quantitative Master Series LLC (“the Master”) appearing in the Annual Report on Form N-CSR of the Master for the year ended December 31, 2008. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 28, 2009